UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2006

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2006, The PMI Group, Inc. (the "Company") entered into two U.S. Treasury interest rate lock agreements with Bank of America, N.A. for the purposes of protecting against the possibility of rising interest rates relating to debt that the Company may issue during the next few months, including any debt that may be incurred in connection with the redemption of the Company’s 2.50% Senior Convertible Debentures due 2021, which become redeemable at the Company’s option beginning on July 15, 2006, if and when the Company elects to exercise its redemption option. Under the first U.S. Treasury interest rate lock agreement, the Company will receive or make a payment based on the differential between a locked interest rate of 5.121% and an actual thirty year U.S. Treasury Security with a coupon of 5 3/8% and maturity of February 15, 2031 on a notional principal amount of $150 million, at the end of 109 days (which, if not extended, ends September 29, 2006). Under the second U.S. Treasury interest rate lock agreement, the Company will receive or make a payment on the differential between a locked interest rate of 4.995% and the actual interest rate on the then-current 10-year U.S. Treasury Securities on a notional principal amount of $250 million, at the end of 109 days (which, if not extended, ends September 29, 2006). The interest rate lock agreements will be cash settled, in accordance with their terms, on October 2, 2006, unless extended. With respect to each of these agreements, if the locked rate exceeds the relevant U.S. Treasury rate on September 29, 2006, the Company will be required to make payments to Bank of America, N.A. and if the relevant U.S. Treasury rate on September 29, 2006 exceeds the locked rate, Bank of America, N.A. will be required to make payments to the Company. The amount the Company receives, or is required to pay, will equal the interest rate differential in basis points, times the dollar value of one basis point for the relevant notional principal amount of the applicable U.S. Treasury Security (which is the dollar change in value of such security corresponding to a one basis point change in yield).

The amount that the Company receives or is required to pay under the interest rate lock agreements will depend on the applicable interest rates on September 29, 2006, unless extended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

June 16, 2006	By:	/s/ Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

June 16, 2006	By:	/s/ Thomas H. Jeter

Name: Thomas H. Jeter
Title: Vice President, Corporate Controller and Assistant Secretary